                                                                     EXHIBIT 4.1

                           CERTIFICATE OF TRUST OF
                               BTI CAPITAL TRUST

     THIS Certificate of Trust of BTI Capital Trust (the "Trust"), dated October 17, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del C (S) 3801 et seq.).
                                -----          -- ---

     1.   Name.  The name of the business trust formed hereby is BTI Capital
          ----
Trust.

     2.   Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first above written.


                                           WILMINGTON TRUST COMPANY,
                                           as trustee


                                           By: /s/ Patricia A. Evans
                                              ---------------------------
                                           Name:   Patricia A. Evans
                                           Title:  Financial Services Officer